SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C
                                 (Rule 14C-101)

                            SCHEDULE 14C INFORMATION

               Information Statement Pursuant to Section 14(c) of
                       the Securities Exchange Act of 1934

                           Check the appropriate box:

X    Preliminary Information Statement

     Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

     Definitive Information Statement

                              BAS CONSULTING, INC.

                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

X  No fee required

Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

Fee previously paid with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

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                              BAS Consulting, Inc.
                               5675B Baldwin Court
                               Norcross, GA 30071

                                  July __, 2005

Dear Stockholder:

We are sending you this Information Statement to inform you of the adoption of resolutions on June 1, 2005 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholder(s) of the Company (identified in the section entitled "Security Ownership of Certain Beneficial Owners and Management") holding 9,300,000 shares of Common Stock, representing 88.96% of the total issued and outstanding Common Stock, adopting resolutions to
(i) amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock, par value $.001 per share, from 24,000,000 to 75,000,000; (ii) to reverse split all currently outstanding 10,453,850 shares of common stock on a 1 for 6.433138 basis so as to reduce outstanding shares to 1,625,000; and (iii) to execute the Share Exchange Agreement ("Exchange Agreement") between the Company, Earjoy and the latter's stockholders as referred to in the Company's Form 8-K as filed with the SEC on June 15, 2005.

The Board of Directors believes that it is advisable in the best interests of the Company to increase its authorized capital, effectuate the reverse split and execute the Exchange Agreement.

The full text of the Amended Articles of Incorporation is attached as Annex I to this Information Statement. The full text of the Exchange Agreement was filed with the SEC in June 2005 as an exhibit to the Company's Form 8-K.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY

The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holders of a majority of the outstanding shares of Common Stock. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 20 days after this Information Statement was first mailed to stockholders. You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholders of the Company.

This Information Statement is being mailed on or about July __, 2005 to stockholders of record on June 1, 2005 (the "Record Date").


                                           /s/ B. Alva Schoomer
                                           -------------------------------------
                                           President and Chief Executive Officer





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                              INFORMATION STATEMENT
        PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
                           AND RULE 14c-2 THEREUNDER

We are sending you this Information Statement to inform you of the adoption of resolutions on June 1, 2005 by consent (the "Written Consent") from the Board of Directors (the "Board") and certain principal stockholder(s) of the Company (identified in the section entitled "Security Ownership of Certain Beneficial Owners and Management") holding 9,300,000 shares of Common Stock, representing 88.96% of the total issued and outstanding Common Stock, adopting resolutions to
(i) amend the Company's Articles of Incorporation to increase the authorized shares of Common Stock, par value $.001 per share, from 24,000,000 to 75,000,000; (ii) to reverse split all currently outstanding 10,453,850 shares of common stock on a 1 for 6.433138 basis so as to reduce outstanding shares to 1,625,000; and (iii) to execute the Share Exchange Agreement ("Exchange Agreement") between the Company, Earjoy and the latter's stockholders as referred to in the Company's Form 8-K as filed with the SEC on June 15, 2005.

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required; Manner of Approval

The proposed amendments requires the approval of a majority of the outstanding shares of common stock. Each holder of common stock is entitled to one (1) vote for each share held. The record date for the purpose of determining the number of shares outstanding and for determining stockholders entitled to vote, is the close of business on June 1, 2005 (the "Record Date"), the day in which the Board of Directors of the Company adopted the resolutions setting forth and recommending the Amendment to the Articles of Incorporation, the reverse stock split and entry into the Exchange Agreement. As of the record date, the Company had ten million four hundred fifty three thousand eight hundred fifty (10,453,850) shares of common stock issued and outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable.

The transfer agent for the common stock is Standard Registrar & Transfer Company, Inc., 12528 South 1840 East, Draper, Utah 84020. Its telephone number is 801-571-8844.

Meeting Not Required

Nevada Revised Statutes 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of common stock of the Company. The Form 10-KSB for the year ended December 31, 2004 and all prior


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and subsequent filings (including,  but not limited to the Company's Form 8-K as filed on June 15, 2005) may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. The Company is presently current in the filing of all reports required to be filed by it.

Dissenters Rights of Appraisal

There are no dissenter's rights of appraisal applicable to the actions to change the authorized capital of the Company, effectuate the reverse stock split or enter into the Exchange Agreement.

Proposals by Security holders

No security holders entitled to vote have transmitted any proposals to be acted upon by the Company.

Security Ownership of Certain Beneficial Owners and Management

The following table lists, as of June 1, 2005, the number of shares of common stock beneficially owned by

     (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock;

     (ii) each officer and director of the Company; and

     (iii) all officers and directors as a group.

Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

The percentages below are calculated based on 10,453,850 shares of BAS Consulting, Inc. common stock issued and outstanding as of June 1, 2005. There are no options, warrants or other securities convertible into shares of Company common stock outstanding.

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                                    Amount and
  (1)Name and address of             nature of     Percent of
      beneficial owner               ownership        class
     -------------------           -------------   ----------
  (2)B. Alva Schoomer                9,300,000     (3)88.96%
     Stanley Priskie             (4)   100,000
     All officers and directors
      as a group(2 persons)          9,400,000         1.9%


Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of the Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date indicated above upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage of ownership is determined by assuming that options, warrants or convertible securities that are held by such person (not those held by any other person) and which are exercisable within 60 days of the date indicated above, have been exercised. All options heretofore granted by the Company have been subsequently exercised and there are currently no options, warrants or any other form of securities convertible into its common stock outstanding.

There are no arrangements, known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company, except as set forth in Proposal 3 hereto and 8-K filed in June 2005 as relates to the Exchange Agreement.

PROPOSAL NO.: 1

TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK FROM 24,000,000 TO 75,000,000 SHARES

The Board of Directors has determined that it would be in the best interest of the Company to increase its authorized capital from 24,000,000 shares of common stock, $0.001 par value per share to 75,000,000 shares of common stock, $0.001 par value per share.

Reasons for the Proposal

-------------------------------

(1) Unless otherwise indicated, each shareholder's address is c/o the Company at 5675B Baldwin Court, Norcross, GA 30071.
(2) The persons and entities indicated have provided written consent to (i) amend the Company's Articles of Incorporation in the manner as indicated in Annex 1 hereto; (ii) to effectuate the reverse stock split; and (iii) to execute the Share Exchange Agreement ("Exchange Agreement") between the Company, Earjoy and the latter's stockholders as referred to in the Company's Form 8-K as filed with the SEC in June 2005.
(3)      Excludes 150,000 shares held by Gail D. Morris-Schoomer,  the spouse of
B. Alva Schoomer by virtue of the fact that Mr. Schoomer disclaims any beneficial interest in or control over those 150,000 shares of Company common stock owned by his wife except as may be attributed to him by Operation of Law.
(4) Excludes 4,000 shares held by four (4) relatives of Stanley Priskie (including 1,000 shares owned by his wife) in that Mr. Priskie disclaims any beneficial ownership in or control over those 4,000 shares except as may be attributed to him by Operation of Law.

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

The Company currently has issued and outstanding 10,453,850 shares of its common stock. Its authorized capital consists of 24,000,000 shares of common stock $0.001 par value per share. That leaves 13,546,150 shares of common stock available for issuance at this time. The Company believes that it will need additional shares of common stock available for issuance in the future to raise capital and comply with the terms of the Exchange Agreement and believes that it is prudent at this time to increase the Company's authorized capital. To do so, a majority of the issued and outstanding shares of common stock must approve and has approved of the amendment to the articles of incorporation.

Effect

The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share, if any, of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock.

Certain Matters Related to this Item

The amendment to the articles of incorporation will become effective upon filing with the Secretary of State of Nevada. It is anticipated that the foregoing will take place twenty-one (21) days after the Definitive Information Statement is mailed to the Company's shareholders.

Interest of Certain Persons in Favor of or in Opposition to Increasing the Authorized Capital

No officer or director is currently expected to receive any direct or indirect benefit from the Company's proposed increase in its authorized capital. No officer or director or any person has notified the Company that it intends to oppose the Company's increase in authorized capital.

PROPOSAL NO. 2

REVERSE COMMON STOCK SPLIT ON A 1 FOR 6.433138 BASIS

GENERAL

As heretofore indicated the Board of Directors of the Company and certain principal stockholder(s) of the Company holding 9,300,000 shares representing 88.96% of the total issued and outstanding common stock has approved a proposal (the "Reverse Stock Split Proposal") to effect a reverse stock split of the Company's outstanding Common Stock, $.001 par value per share (the "Common Stock"). The Reverse Stock Split Proposal provides for the combination and reclassification of the presently issued and outstanding shares of Common Stock, into a smaller number of shares of identical Common Stock, on the basis of one share of Common Stock for each 6.433138 shares of Common Stock previously issued and outstanding (the "Reverse Stock Split"). Except as may result from the payment of cash for fractional shares as described below, each shareholder will hold the same percentage of Common Stock outstanding immediately following the Reverse Stock Split as each shareholder did immediately prior to the Reverse Stock Split. The Reverse Stock Split will be effected in as timely a manner as is practicable and in accordance with applicable law (the "Effective Time" or "Effective Date"). Upon effectiveness the reverse split shall have the effect of

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reducing the number of issued and  outstanding  shares in  accordance  with such reverse stock split (thereby adding those shares of Common Stock otherwise canceled as a result of the reverse split to its currently authorized and unissued shares and thereby increasing the number of authorized and unissued shares of Company Common Stock which are not subject to reversal).

At the Effective Time, as determined by the Board of Directors, each 6.433138 shares of Common Stock issued and outstanding will automatically be reclassified and converted into one share of Common Stock. Fractional shares of Common Stock will not be issued as a result of the Reverse Stock Split. Shareholders entitled to receive a fractional share of Common Stock as a consequence of the Reverse Stock Split will, instead, receive from the Company a cash payment in U.S. dollars as determined by the Board of Directors in its discretion.

REASONS FOR THE REVERSE STOCK SPLIT

The primary purpose of the Reverse Stock Split is to combine the outstanding shares of Common Stock so that the Common Stock outstanding after giving effect to the Reverse Stock Split is reduced from 10,453,850 to 1,625,000.

A benefit that would be created as a result of approval of the Reverse Stock Split proposal is that the number of authorized but unissued shares would necessarily increase since only issued and outstanding shares are subject to Reverse Stock Split and all shares canceled as a result of the Reverse Stock Split will be added to authorized but unissued shares; it being understood that the number of currently authorized but unissued shares of Company Common Stock are not subject to reversal. The availability of additional authorized but unissued shares may be of benefit to the Company in the event that it engages in future (a) debt and/or equity financing and/or (b) acquisitions, mergers or other forms of business combinations - in which instances availability of such authorized but unissued shares may prove to be essential. See also Exchange Agreement hereinafter.

For the above reasons, the Company believes that the Reverse Stock Split is in the best interests of the Company and its shareholders. However, there can be no assurances that the Reverse Stock Split will have all of the desired consequences.

EFFECT OF THE REVERSE STOCK SPLIT PROPOSAL

The Reverse Stock Split Proposal will be effected in as timely a manner as is practicable and in accordance with applicable law (the "Effective Time" or "Effective Date"). The actual timing of the Effective Date will be determined by the Company's Board of Directors based upon their evaluation as to when such action will be most advantageous to the Company and its shareholders. The Company reserves the right to forego or postpone effectiveness of the Reverse Stock Split Proposal, if such action is determined to be in the best interests of the Company and its shareholders.

Each shareholder that owns fewer than 6.433138 shares of Common Stock will have such shareholder's fractional share of Common Stock converted into the right to receive cash as set forth below in "Exchange of Stock Certificates and Payment for Fractional Shares." The interest of such shareholder in the Company will

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thereby be terminated,  and such  shareholder will have no right to share in the assets or future growth of the Company. Each shareholder that owns 6.433138 or more shares of Common Stock will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a shareholder. Such interest will be represented by 1 share for each 6.433138 shares as such shareholder owned before the Reverse Stock Split, subject to the adjustment for fractional shares in which case such shareholder shall receive cash in lieu of such fractional share. The number of shares of Common Stock that may be purchased upon the exercise of outstanding options, warrants, and other securities convertible into, or exercisable or exchangeable for, shares of Common Stock (collectively, "Convertible Securities") and the per share exercise or conversion prices thereof, will be adjusted appropriately as of the Effective Date, so that the aggregate number of shares of Common Stock issuable in respect of Convertible Securities immediately following the Effective Date will be ____ of the number issuable in respect thereof immediately prior to the Effective Date, the per share exercise price immediately following the Effective Date will be __% of the per share exercise or conversion price immediately prior to the Effective Date, and the aggregate exercise or conversion prices thereunder shall remain unchanged.

The Reverse Stock Split will also result in some shareholders owning "odd lots" of less than 100 shares of Common Stock received as a result of the Reverse Stock Split. Brokerage commissions and other costs of transactions in odd lots may be higher, particularly on a per share basis, than the cost of transactions in even multiples of 100 shares.

The Company is currently authorized to issue 24,000,000 shares of Common Stock, of which 10,453,850 shares were issued and outstanding at the close of business on the Record Date (June 1, 2005).

Adoption of the Reverse Stock Split will reduce the shares of Common Stock outstanding on the Record Date from 10,453,850 to 1,625,000, but will not effect the number of authorized shares of Common Stock. After the Reverse Stock Split, the Company estimates that it will have approximately the same number of shareholders. Except for the receipt of cash in lieu of fractional interests, the reverse stock split will not affect any shareholder's proportionate equity interest in the Company.

As a result of the Reverse Stock Split, the Company will have a greater number of authorized but unissued shares of Common Stock than prior to the Reverse Stock Split. The increase in the authorized but unissued shares of Common Stock could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company. Such shares could be sold privately to purchasers who might side with the Board of Directors in opposing a takeover bid that the Board determines is not in the best interests of the Company and its shareholders.

The increase in the authorized but unissued shares of Common Stock also may have the effect of discouraging an attempt by another person or entity, through acquisition of a substantial number of shares of Common Stock, to acquire control of the Company with a view to effecting a merger, sale of assets or a similar transaction, since the issuance of new shares could be used to dilute

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the stock ownership of such person or entity.  Shares of authorized but unissued
Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or any amendment to the Company's Articles of Incorporation would not receive the shareholder vote required for approval thereof. The Board of Directors has no current plans to issue any shares of Common Stock for the purposes indicated herein, and does not intend to issue any stock except on terms or for reasons which the Board of Directors deems to be in the best interests of the Company except that this does not take into account the aforesaid Exchange Agreement and issuance of 23,375,000 shares to Earjoy stockholders, thereby reducing percentage of ownership of current stockholders to 6.5% with Earjoy stockholders holding 93.5%.

The Common Stock is not currently listed on the OTC BB, but the Company intends to utilize the services of a broker/dealer to file a Rule 211 application on its behalf so as to obtain a trading symbol which receipt of a trading symbol is a condition precedent to final closing of the Exchange Agreement and release of all shares from escrow.

EXCHANGE OF STOCK CERTIFICATES AND PAYMENT FOR FRACTIONAL SHARES

The combination and reclassification of shares of Common Stock pursuant to the Reverse Stock Split will occur automatically on the Effective Date without any action on the part of shareholders of the Company and without regard to the date certificates representing shares of Common Stock prior to the Reverse Stock Split are physically surrendered for new certificates. If the number of shares of Common Stock to which a holder is entitled as a result of the Reverse Stock Split would otherwise include a fraction, the Company will pay to the shareholder, in lieu of issuing fractional shares of the Company, cash in an amount determined by the Board of Directors in their sole discretion.

As soon as practicable after the Effective Date, transmittal forms will be mailed to each holder of record of certificates for shares of Common Stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of Common Stock such shareholder is entitled to receive as a consequence of the Reverse Stock Split. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of Common Stock prior to the Reverse Stock Split, in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of Common Stock that he holds as a result of the Reverse Stock Split and any cash payable in lieu of a fractional share. SHAREHOLDERS SHOULD NOT SEND THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

After the Effective Date, each certificate representing shares of Common Stock outstanding prior to the Effective Date (an "Old Certificate") will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of Common Stock, and the right to receive from the Company the amount of cash for any fractional shares, into which the shares of Common Stock evidenced by such certificate have

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been  converted  by the  Reverse  Stock  Split,  except  that the holder of such unexchanged certificates will not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date, until the Old Certificates have been surrendered. Such dividends and distributions, if any, will be accumulated, and at the time of surrender of the Old Certificates, all such unpaid dividends or distributions will be paid without interest.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes certain material federal income tax considerations relating to the Reverse Stock Split. This discussion is based upon the Internal Revenue Code of 19810 (the "Code"), existing and proposed regulations thereunder, legislative history, judicial decisions, and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled, or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion. All shareholders should consult with their own tax advisors.

This discussion may not address certain federal income tax consequences that may be relevant to particular shareholders in light of their personal circumstances (such as persons subject to the alternative minimum tax) or to certain types of shareholders (such as dealers in securities, insurance companies, foreign individuals and entities, financial institutions, and tax_ exempt entities) who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local, or foreign laws.

SHAREHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL, OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS, AND ANY PENDING OR PROPOSED LEGISLATION.

The Company should not recognize any gain, or loss as a result of the Reverse Stock Split. No gain or loss should be recognized by a shareholder who receives only Common Stock upon the Reverse Stock Split. A shareholder who receives cash in lieu of a fractional share of Common Stock that otherwise would be held as a capital asset generally should recognize capital gain or loss on an amount equal to the difference between the cash received and the shareholder's basis in such fractional share of Common Stock. For this purpose, a shareholder's basis in such fractional share of Common Stock will be determined as if the shareholder actually received such fractional share. Except as provided with respect to fractional shares, the aggregate tax basis of the shares of Common Stock held by a shareholder following the Reverse Stock Split will equal the shareholder's aggregate basis in the Common Stock held immediately prior to the Reverse Stock Split and generally will be allocated among the shares of Common Stock held following the Reverse Stock Split on a pro_rata basis. Shareholders who have used the specific identification method to identify their basis in shares of

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Common Stock  combined in the Reverse  Stock Split should  consult their own tax advisors to determine their basis in the post Reverse Stock Split shares of Common Stock received in exchange therefore.

PROPOSAL NO. 3

THE SHARE EXCHANGE AGREEMENT

The Board of Directors of the Company and certain principal stockholders(s) of the Company holding 9,300,000 shares (88.96%) of all outstanding shares) have approved the Exchange Agreement heretofore referred to, which Exchange Agreement contemplates both (a) increase in authorized shares of common stock to 75,000,000; and (b) the reverse stock split of 1 for 6.433138 shares, prior to issuance of 23,375,000 shares to Earjoy stockholders.

On June 1, 2005, BAS Consulting, Inc., a Nevada company (the "Company"), entered into an agreement (the "Exchange Agreement") to acquire all of the issued and outstanding stock of Earjoy Group Limited ("Earjoy"), a company incorporated in the British Virgin Islands, pursuant to a Share Exchange Agreement by and among the Company, Earjoy and the shareholders of Earjoy.

Pursuant to the Exchange Agreement, Earjoy will become a wholly-owned subsidiary of the Company, following the exchange of all outstanding Earjoy shares for 23,375,000 newly-issued shares of the Company's common stock to the shareholders of Earjoy. The 23,375,000 shares of common stock issued to the shareholders of Earjoy will represent 93.5% of the Company's 25,000,000 outstanding stock following the (i) completion of the transaction and (ii) the 1 for 6.433138 reverse stock split with respect to the Company's previously outstanding 10,453,850 shares which amount to 1,625,000 post-split Company shares. The shares of the Company and Earjoy exchanged pursuant to this Agreement will be deposited in escrow and will be released upon confirmation that the Company has received a trading symbol for its securities from the NASD.

As part of the Exchange Agreement, the business operations previously conducted by the Company were discontinued.

Joan Zhang and Jin Biao were appointed to fill vacancies on the Company's board of directors.

Overview

Earjoy, through its wholly-owned subsidiary, Hangzhou AiDa Pharmaceutical Co., Ltd. ("Aida"), is a product-focused pharmaceuticals company engaged in the formulation, clinical testing, registration, manufacture, sales and marketing of advanced pharmaceutical products in mainland China. The Company's mission is to discover, develop and market meaningful new therapies that improve human health. Aida, in operation since March 1999, is headquartered in Hangzhou, China with manufacturing, distribution and sales points throughout mainland China.

Aida is Good Manufacturing Practices ("GMP") and ISO9002 certified for global quality assurance and ISO14000 certified for ecologically-friendly practices. It has a patented prescription drug on the market in China, etimicin sulfate

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powder,  which is the first  antibiotic  developed  in China and is suitable for
treatment  of  various   inflammations  such  as  acute  bronchitis,   pulmonary
infections, kidney and urinogenital infection, acute pyelonephritis, chronic cystitis and soft skin tissue infections. Several other promising new drugs are in development.

The Company will change its name to Aida Pharmaceuticals, Inc. in the near future.

The issuance of the aforesaid 23,375,000 shares to be held in escrow as indicated above, will result in the seven (7) recipients of such shares, owning 93.5% of all outstanding Company common stock.

Additional changes of control, exclusive of stock ownership, are as follows.

(b) On June 1, 2005, B. Alva Schoomer and Stanley Priskie resigned as officers and directors, effective June 1, 2005, following the signing of the Exchange Agreement and the appointment of Joan Zhang and Jin Biao as replacements.

Joan Zhang, who is 38 years old, has been a Director of Earjoy since 2004. Ms. Zhang is an attorney who practiced securities law from 1991-1994. Thereafter, she has been involved in consulting to and managing companies and is CEO of Asia Business Consulting Co., Ltd. She holds a masters degree from East China Normal University and a law degree from East China Politics and Law University and was a Sloan Fellow at Stanford University.

Jin Biao has been Chairman of Earjoy since November 2004. He has served in various executive and supervisory positions with pharmaceutical companies in China since 1968. He holds degrees from Hangzhou Medical School and Pharmaceutical University of China.

Other Matters

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.


         IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT
                                PLEASE CONTACT:

B. Alva Schoomer
President and Chief Executive Officer
BAS CONSULTING, INC.
5675B Baldwin Court
Norcross, GA 30071
Telephone Number: 770-417-1664


           By order of the Board of Directors of BAS CONSULTING, INC.

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ANNEX I. Amended Articles of Incorporation

                                     AMENDED

                            ARTICLES OF INCORPORATION

                             OF BAS CONSULTING, INC.

It is hereby certified that:

1.   The name of the corporation is BAS CONSULTING, INC. (the "Corporation"):

2. The certificate of incorporation of the corporation is hereby amended by striking out Article IV (a) thereof and by substituting in lieu of said article the following new Article IV(a):

     (a)  The Corporation shall be authorized to issue the following shares:

                              Number of
        Class                   Shares       Par Value
        -------------         ----------     ---------
        Common                75,000,000         $.001
        Preferred              1,000,000         $.001


3. The balance of Article IV, paragraphs designated (b), (c) and (d) shall remain as is.

Signed on this third day of June 2005.

By:   /s/Alva B. Schoomer
      ---------------------

Name: Alva B. Schoomer, Chief Executive Officer










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